EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED

Portions of this agreement indicated by “*” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

Restricted Stock Agreement: 419
Fair value per share on Grant Date 04/30/2015 - $11.53
THE RESTRICTED SHARES AWARDED UNDER THIS RESTRICTED STOCK AWARD AGREEMENT
ARE SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE UNTIL VESTED.
LMI AEROSPACE, INC.
RESTRICTED STOCK AWARD AGREEMENT

TO:	Daniel G. Korte

For the purposes set forth in the LMI Aerospace, Inc. ("Company") 2005 Long-Term Incentive Plan, as the same may be amended from time to time (the "Plan"), you have been awarded by the Committee Twenty six thousand and eighteen (26,018) shares of the common stock of the Company, $0.02 par value per share (the "Restricted Shares"), which award (the "Award") is subject to and conditioned upon your acceptance of this Restricted Stock Award Agreement (the "Agreement").

The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The more salient terms of the Award are summarized as follows:
1.    Grant Date:    04/30/2015    (the “Grant Date”)

2.    Number of Restricted Shares Subject to this Award:    26,018 (the “Restricted Shares”)

3.    Vesting Provisions.

(a)    Subject to the terms and conditions herein, Restricted Shares awarded hereunder shall with respect to 100% of the shares remain unvested and restricted unless and until both (i) the Company achieves one or more of the milestones referenced in Exhibit A (the “Milestones”) as assessed by the Committee following the end of the fiscal year 2017 and (ii) the period of time commencing on the Grant Date and ending at the close of business on December 31, 2017 (the “Time Period”) expires without you experiencing a Termination Event (as defined below).

(b)    In furtherance of and without limiting the authority of the Committee to adjust the terms of the Award pursuant to Section 4(c) of the Plan, the Committee may adjust the vesting requirements of this Award to account for any of the events identified in such Section.

(c)    If one or more of the Milestones have been met and you have not experienced a Termination Event during the Time Period, then the number of Restricted Shares associated with the Milestones that have been met as set forth in Exhibit A shall vest and become unrestricted. A “Termination Event” means the termination of your status as an Employee of the Company and its Affiliates for any reason [other than your death or Permanent Disability].

(e)    Prior to vesting, the Restricted Shares shall not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered except as provided in this Agreement or in the Plan.

4.Termination. All Restricted Shares shall terminate and be forfeited to the Company immediately upon either (a) the failure of the Company to achieve the Milestones as set forth in Section 3(a) or (b) the occurrence of a Termination Event at any time prior to the expiration of the Time Period.

5.Rights as a Stockholder. Restricted Shares, when issued, will be represented by a stock certificate or certificates registered in your name. If requested by the Company, such certificate shall bear a legend in substantially the following form:
"The shares represented by this certificate are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the LMI Aerospace, Inc. 2005 Long-Term incentive Plan. A copy of such Plan is on file in the office of LMI Aerospace, Inc."
You will deposit such certificates with the Company or its designee, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares that shall have been forfeited. The Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes other than the right to receive and retain dividends or other distributions in respect of such shares ("Retained Distributions"). You will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such shares, with the exception that (i) you will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares unless and until they are vested; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock before vesting; (iii) the Company will retain custody of all distributions made or declared in respect of the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts); (iv) you may not sell, assign, transfer or otherwise dispose of, or mortgage, pledge, or otherwise encumber any Restricted Shares or any Retained Distributions unless and until the Restricted Shares vest; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

6.Company Actions upon Vesting. Upon the vesting of Restricted Shares in accordance with paragraph 3 above and the satisfaction of any other applicable restrictions, terms and conditions, all such Restricted Shares issued to you and any Retained Distributions with respect to such Restricted Shares shall be deemed vested and no longer subject to forfeiture. The Company shall promptly thereafter issue and deliver to you new stock certificates or instruments representing such Restricted Shares and other distributions registered in your name or, if deceased or disabled, your legatee, personal representative or distribute, which do not contain the legend set forth in Section 5 hereof. All such Retained Distributions, if any, less any amounts as are required to be withheld by law, shall be paid to you as of a date no later than two and ½ months after the year in which your Restricted Shares vest.
7.Beneficiary Designation. You may designate a beneficiary for each outstanding grant of Restricted Shares in the event of your death. If no beneficiary is designated or the beneficiary does not survive you, the award shall be made to your surviving spouse, or, if there is none, to your estate.

8.Section 83(b) Election. If you decide to file an election with the Internal Revenue Service to include the Fair Market Value of any of your Restricted Shares awarded hereunder in your gross income as of the date of this Award, you shall promptly furnish to the Company a copy of such election, together with the amount of any federal, state, local or other taxes required to be withheld, to enable the Company to claim an income tax deduction with respect to such election.

9.Taxes.

(a)Generally. You are ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company or any of its subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any of its subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares after Restricted Shares have vested. The Company and its subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate your tax liability.
(b)Payment of Withholding Taxes. Unless you have filed a Section 83(b) election, the vesting of Restricted Shares will trigger a taxable event. Also, taxes may be owed on the Retained Distributions on vesting. Prior to the occurrence of vesting, you must arrange for the satisfaction of the minimum amount of such tax, whether federal, state or local, including any social security tax obligation ("Tax Withholding Obligation") in a manner acceptable to the Company.

You may satisfy your Tax Withholding Obligation by:

(i)delivering of a certified check payable to the Company, c/o the Corporate Secretary, at the address specified in Section 12, or such other address as the Company may from time to time direct; or

(ii)electing in writing to have the Company retain that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (rounded downward to the nearest whole) determined on the applicable Vest Date; or

(iii)    such other means as the Committee may permit;

provided, however, that if you do not elect the means by which you will satisfy your Tax Withholding Obligation within five business days following the date upon which the Restricted Shares vest, the Company may satisfy this obligation by any means reasonable, including automatic deduction from your check (s) for compensation.

10.Registration. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to your Restricted Shares. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell shares even after the restrictions lapse unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are limited and might be unavailable. You agree that any resale by you of Shares shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time. The Company shall not be obligated to either issue Restricted Shares or permit the resale of any shares following vesting, if such issuance or resale would violate any such requirements.

11.Limitation on Rights; No Right to Future Grants. By entering into this Agreement and accepting the Award, you acknowledge that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Board at any time as provided in the Plan; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares of Common Stock subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments; (f) the future value of the common stock subject to the Award is unknown and cannot be predicted with certainty; and (g) neither the Plan, the Award nor the issuance of the Restricted Shares confers upon you any right to any relationship with the Company or any subsidiary other than as expressly provided hereby or thereby.

12.Execution of Award Agreement. Please acknowledge your acceptance of the terms and conditions of the Award by signing the original of this Agreement and returning it to the Corporate Secretary of the Company at the principal corporate offices of the Company at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301. If you do not sign and return this Agreement, the Company is not obligated to provide you any benefit hereunder and may refuse to issue Restricted Shares to you.
13.Governing Law. The validity, construction, and effect of this Agreement and regulations relating to this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Missouri.

14.Rights and Remedies Cumulative. All rights and remedies of the Company and you enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.
15.Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction-or interpretation of this Agreement or any provision thereof.
16.Entire Agreement. This Agreement and the Plan constitute the entire agreement between the Company and you in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No officer, employee or other servant or agent of the Company, and no servant or agent of you is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.
17.Successors and Assigns. At the option of the Company, the rights of the Company under this Agreement may be transferable to any one or more persons or entities, and all covenants and agreements hereunder so transferred shall inure to the benefit of, and be enforceable by, such transferees.
Very truly yours,
LMI AEROSPACE, INC.
By: /s/ Clifford C. Stebe, Jr.
Name: Clifford C. Stebe, Jr.
Title:    Chief Financial Officer

ACCEPTANCE AND ACKNOWLEDGMENT
I, Daniel G. Korte, a resident of Missouri, accept and agree to the terms of the Award described in this Agreement and in the Plan, acknowledge receipt of a copy of this Agreement, the Plan and the applicable Plan Summary, and acknowledge that I have read them carefully and that I fully understand their contents.

Dated: July 1, 2015

/s/ Daniel G. Korte
Daniel G. Korte

Tax Payer ID: XXX-XX-XXXX

1

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “*” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission (SEC). Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

MILESTONES

1. Milestones: The Award is subject to the following two Milestones:

A.    Revenue Milestone, which is based on the revenue of the Company for fiscal year 2017.

B.    Leverage Ratio Milestone, which is based on the total outstanding debt of the Company as at December 31, 2017 divided by adjusted EBITDA for fiscal year 2017.

2. Restricted Shares associated with each Milestone:

A.    The following number of Restricted Shares will vest upon the achievement of the highest Revenue Milestone as set forth below:

$* million            $* million            $ * million

* Restricted Shares        * Restricted Shares        * Restricted Shares

B.    The following number of Restricted Shares will vest upon the achievement of the lowest Leverage Ratio Milestone as set forth below:

*                *                *
* Restricted Shares        * Restricted Shares        * Restricted Shares

3. Determination by Compensation Committee: The Compensation Committee may, in its discretion, make equitable adjustments to the Milestones and the Restricted Shares associated with each Milestone to account for acquisitions, divestitures and/or strategic investments in excess of ten million dollars ($10,000,000) that the neither the Compensation Committee nor the Board took into consideration when granting the Award.

2